EXHIBIT 10.1

AMENDMENT AND ABATEMENT AGREEMENT

FOR CONVERTIBLE PROMISSORY NOTES

For and in consideration of good and valuable consideration, the adequacy of which is hereby acknowledged, BlackStar Enterprise Group, Inc. (“BlackStar”), SE Holdings, LLC (“Holder 1”), and Adar Alef, LLC, (“Holder 2”) hereby covenant, and agree, as follows:

1.	BlackStar and Holder 1 entered into a CONVERTIBLE PROMISSORY NOTE (“Note 1”) on January 28, 2021, in which BlackStar Enterprise Group, Inc. was the maker of Note 1 and SE Holdings, LLC is the holder of Note 1 and the payee. The current principal balance due on such Note 1 is $220,000.00 and accrued interest outstanding is agreed to be $35,383, at the rate contained in Note 1. Default amounts are zero.

2.	BlackStar and Holder 2 entered into a CONVERTIBLE PROMISSORY NOTE (“Note 2”) on April 29, 2021, in which BlackStar Enterprise Group, Inc. was the maker of Note 2 and Adar Alef, LLC is the holder of Note 2 and the payee. The current principal balance due on such Note 2 is $473,500.00 and accrued interest outstanding is agreed to be $46,823.89, at the rate contained in Note 2. Default amounts are zero.

3.	Collectively, Holder 1 and Holder 2 are referred to as “Holders” and Note 1 and Note 2 are referred to as “Notes.” Altogether, BlackStar, Holder 1 and Holder 2 are referred to as the “Parties.”

4.	The Parties hereby abate the conversion features under the Notes for a period of forty-five (45) days from April 15, 2022, with the conversion features resuming no sooner than May 30, 2022.

5.	BlackStar shall pay an agreed total of $50,000 in principal, redemption penalty, and accrued interest balances ($33,532.00, $13,412.80 and $3,055.14, respectively) to Holder 2 which is due upon signing of this Agreement. The remaining principal and accrued interest for Note 1 and for Note 2 will be due on May 30, 2022, unless an extension is granted pursuant to Section 10 below.

6.	All conversions to common stock as originally stated under the Notes are hereby abated, except as agreed upon, subject to payments as specified under Section 5 hereof.

7.	All terms of the Notes which specify defaults or penalties, are hereby waived as to any claim or assertion of default so long as the payments set forth above are met in a timely manner.

8.	All penalties to date incurred or accrued are waived during the term of this AMENDMENT AND ABATEMENT AGREEMENT and if all payments thereunder are made as specified above in a timely manner, all such penalties shall be permanently waived.

9.	All conversion rights of the Holders to common stock under the Notes, are hereby abated until May 30, 2022.

10.	All Parties agree that for additional payments to Holder 2 of $25,000 in principal, redemption penalty, and accrued interest combined on or before May 30, 2022, an additional thirty (30) day extension of the abatement on the same terms above will be granted with respect to the Notes, with the conversion features resuming no sooner than June 30, 2022.

Dated April 27, 2022

BlackStar Enterprise Group, Inc.

By:/s/ Joseph Kurczodyna

Holder: SE Holding, LLC

By /s/ Adar Alef

___________________________

Manager

Holder: Adar Alef, LLC

By /s/ Adar Alef

___________________________

Manager